Exhibit 10.3

PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT (this “Agreement”) is made as of October 31, 2019, by and between FUELCELL ENERGY, INC., a Delaware corporation (the “Borrower”), each of the Subsidiaries of the Borrower from time to time party hereto (the “Guarantors”, and together with the Borrower, collectively, the “Grantors” and each a “Grantor”) and ORION ENERGY PARTNERS INVESTMENT AGENT, LLC, in its capacity as collateral agent for the benefit of the Secured Parties, as hereinafter defined (in such capacity, together with its successors in such capacity, the “Collateral Agent”).

WHEREAS, pursuant to that certain Credit Agreement, dated October 31, 2019 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the Guarantors, certain lenders party thereto (the “Lenders”), and Orion Energy Partners Investment Agent, LLC, as the administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) and the Collateral Agent, the Lenders, on terms and subject to the conditions set forth in the Credit Agreement, will provide loans to the Borrower for the purposes specified therein.

WHEREAS, it is a condition precedent to the Initial Funding Date under the Credit Agreement that the Grantors shall have executed and delivered this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.Definitions.

1.01Certain Uniform Commercial Code Terms.  As used herein, the terms “Accession”, “Account”, “Chattel Paper”, “Commercial Tort Claims”, “Commodity Account”, “Deposit Account”, “Document”, “Electronic Chattel Paper”, “Equipment”, “Fixture”, “General Intangible”, “Goods”, “Instrument”, “Inventory”, “Letter-of-Credit Rights”, “Payment Intangible”, “Proceeds”, “Promissory Note”, “Software” and “Tangible Chattel Paper” have the respective meanings set forth in Article 9 of the NYUCC, and the terms “Certificated Security”, “Entitlement Holder”, “Financial Asset”, “Securities Account”, “Security”, “Security Entitlement”, and “Supporting Obligations” have the respective meanings set forth in Article 8 or 9, as the case may be, of the NYUCC.

1.02Defined Terms.  All capitalized terms used but not otherwise defined herein (including the introductory paragraph and recitals) shall have the respective meanings given to such terms in Section 1.01 of the Credit Agreement.  The rules of interpretation set forth in Section 1.02 of the Credit Agreement shall apply to this Agreement.  In addition to the terms defined in the Credit Agreement, the following terms shall have the meanings specified below:

“Account Collateral” has the meaning assigned to such term in Section 3.01(j) hereof.

“Administrative Agent” has the meaning assigned to such term in the recitals hereto.

“Assigned Agreements” has the meaning assigned to such term in Section 3.01(h) hereof.

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“Borrower” has the meaning assigned to such term in the introductory paragraph hereto.

“Collateral” has the meaning assigned to such term in Section 3.01 hereof.

“Collateral Agent” has the meaning assigned to such term in the introductory paragraph hereto.

“Credit Agreement” has the meaning assigned to such term in the recitals hereto.

“Discharge Date” means the date on which the Loan Parties’ Obligations under the Credit Agreement (other than any contingent indemnification or reimbursement obligations not then due and payable) are paid in full in cash and the Commitments thereunder shall have been terminated.

“Excluded Assets” means:

(a)any property or other asset (including any agreement or contract, but other than any Material Agreement), or any property subject to a purchase money security interest, Lien securing a Capital Lease Obligation or similar arrangement, in each case permitted to be incurred under the Credit Agreement, (i) that by its terms validly prohibits the creation by any Grantor of a security interest therein, (ii) to the extent that any Applicable Law prohibits the creation of a security interest therein or requires a consent not obtained of any Governmental Authority, or (iii) that would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Collateral (in each case, other than to the extent that any such term or restriction would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the NYUCC);

(b)any permit or other approval by a Governmental Authority that by its terms or by operation of law would become void, voidable, terminable or revocable if mortgaged, pledged or assigned hereunder or if a security interest therein were granted hereunder;

(c)any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant, attachment or enforcement of a security interest therein would, under applicable federal law, impair the registrability of such applications or the validity or enforceability of registrations issuing from such applications;

(d)any Capital Stock (i) of any Foreign Subsidiary to the extent such Capital Stock is in excess of 65% of the issued and outstanding Capital Stock of such Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956 2(c)(2)), or (ii) of any Excluded Project Company;

(e)those assets as to which the Collateral Agent and the Borrower shall reasonably determine, in writing, that the cost or other consequence of obtaining a Lien thereon or perfection thereof are excessive in relation to the benefit to the Secured Parties of the security to be afforded thereby; provided that (I) any such permit, approval, trademark application, Capital Stock or other property or asset described in clauses (a)

through (d) above shall constitute Excluded Assets only to the extent and for so long as the consequences specified above shall exist and shall cease to be Excluded Assets and shall become subject to the Lien of this Agreement, and constitute Collateral immediately and automatically, at such time as such consequence shall no longer exist and to the extent severable, shall attach immediately to any portion of such permit, approval, trademark application, Capital Stock or other property or asset not subject to the prohibitions specified in clauses (a) through (d) above and (II) this definition shall not apply to, and the Collateral shall include, any proceeds of any such permit, approval, trademark application or other property or asset (unless such proceeds would constitute Excluded Assets); and

(f) the Excluded Accounts.

“Excluded Swap Obligation” means, with respect to any Grantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Grantor of, or grant by such Grantor of a security interest to secure such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Grantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Grantor or the grant of such security interest becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Foreign Subsidiary” means any Subsidiary of the Borrower that is a controlled foreign corporation within the meaning of Section 957 of the Code.

“Grantor” has the meaning assigned to such term in the introductory paragraph hereto.

“Investment Property” means the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the NYUCC including, without limitation, all Certificated Securities and Uncertificated Securities, all Security Entitlements, all Securities Accounts and Financial Assets carried therein, (ii) all security entitlements, in the case of any United States Treasury book-entry securities, as defined in 31 C.F.R. section 357.2, or, in the case of any United States federal agency book-entry securities, as defined in the corresponding United States federal regulations governing such book-entry securities, and (iii) whether or not constituting “investment property” as so defined, all Pledged Debt and Pledged Equity Interests.

“Lenders” has the meaning assigned to such term in the recitals hereto.

“NYUCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “NYUCC” means the Uniform Commercial

Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“Operating Agreement” means each operating agreement, limited liability company agreement or similar agreement of any Grantor that is a limited liability company or to which any Grantor is a party.

“Pledged Debt” means, with respect to any Grantor, all indebtedness for borrowed money owed to such Grantor (including indebtedness owed to such Grantor by any other Grantor), whether or not evidenced by any Instrument, issued by the obligors named therein, the instruments, if any, evidencing any of the foregoing, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

“Pledged Equity Interests” means all Pledged LLC Interests, Pledged Stock and Pledged Partnership Interests, including, without limitation, all capital stock, limited liability company interests, limited partnership interests and other Capital Stock listed on Annex 2 hereto under the heading “Pledged Equity Interests”, and any other participation or interests in any equity or profits of any business entity including, without limitation, any trust and all management rights relating to any entity whose equity interests are included as Pledged Equity Interests.

“Pledged LLC Interests” means all membership interests and other interests now owned or hereafter acquired by any Grantor in any limited liability company, and the certificates representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company and any securities entitlements relating thereto and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and any other warrant, right or option or other agreement to acquire any of the foregoing, all management rights, all voting rights, any interest in any capital account of a member in such limited liability company, all rights as and to become a member of the limited liability company, all rights of the Grantor under any shareholder or voting trust agreement or similar agreement in respect of such limited liability company, all of the Grantor’s right, title and interest as a member to any and all assets or properties of such limited liability company, and all other rights, powers, privileges, interests, claims and other property in any manner arising out of or relating to any of the foregoing.

“Pledged Partnership Interests” means all interests in any general partnership, limited partnership, limited liability partnership, limited liability limited partnership or other partnership interests owned by any Grantor, and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership and any securities entitlements relating thereto and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests and any other warrant, right or option or other agreement to acquire any of the foregoing, all management rights, all voting rights, any interest in any capital account of a partner in such partnership, all rights as and to become a partner of the partnership, all rights of the Grantor under any shareholder or voting trust agreement or similar agreement in respect of such partnership, all of the Grantor’s right, title and interest as a partner to any and all assets or properties of such partnership, and all other rights, powers, privileges, interests, claims and other property in any manner arising out of or relating to any of the foregoing.

“Pledged Stock” means all shares of capital stock owned by any Grantor, and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares and any other warrant, right or option or other agreement to acquire any of the foregoing, all management rights, all voting rights, any interest in any capital account of a shareholder of such entity, all rights as and to become a shareholder in such entity, all rights of the Grantor under any shareholder or voting trust agreement or similar agreement in respect of such entity, all of the Grantor’s right, title and interest as a shareholder to any and all assets or properties of such entity, and all other rights, powers, privileges, interests, claims and other property in any manner arising out of or relating to any of the foregoing.

“Receivables” has the meaning assigned to such term in Section 3.01(k) hereof.

“Related Contracts” has the meaning assigned to such term in Section 3.01(k) hereof.

“Secured Obligations” means, collectively, without duplication:  (a) all of the Grantors’ Indebtedness, financial liabilities and obligations, of whatsoever nature and however evidenced (including, but not limited to, principal, interest, premium (including Prepayment Premium), fees, indemnities and legal and other expenses, whether due after acceleration or otherwise) to the Secured Parties in their capacity as such under the Financing Documents; (b) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve the security interest in the Collateral; and (c) in the event of any proceeding for the collection or enforcement of the obligations described in clauses (a) and (b) above, after an Event of Default has occurred and is continuing and unwaived, the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights under the Security Documents.  For the avoidance of doubt, no amounts constituting Excluded Swap Obligations, shall in either case constitute Secured Obligations hereunder.

“Swap Obligation” means, with respect to any Grantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Vehicles” means all cars, trucks, trailers, construction and earth moving equipment and other Equipment of any nature covered by a certificate of title law of any jurisdiction and includes, without limitation, the vehicles listed on Annex 5, and all tires and other appurtenances to any of the foregoing.

“Waiver and Consent Agreement” means a waiver and consent agreement in substantially the form attached hereto as Exhibit A or otherwise in form and substance reasonably acceptable to the Collateral Agent.

Section 2.Representations and Warranties.  Each Grantor represents and warrants to the Collateral Agent and to each Secured Party (and for the purposes of making such representations and warranties set forth in this Section 2, each Grantor may, prior to the making of any such representation and warranty, amend, modify and supplement all Annexes as applicable, but once made, such representation and warranty shall, as of such making, be deemed to have been made based on the amended, modified or supplemented Annexes in effect at such date) that:

2.01Title.  The Grantors are the sole beneficial owners of the Collateral, free and clear of all Liens or other exceptions to title other than, in the case of Collateral other than the Pledged Equity Interests, the Permitted Liens, and in the case of Pledged Equity Interests, Permitted Liens arising pursuant to Applicable Law.  This Agreement is effective to create, in favor of the Collateral Agent, legally valid and enforceable first-priority Liens on the Collateral, other than Permitted Liens, in the case of Collateral other than the Pledged Equity Interests, and other than Permitted Liens arising pursuant to Applicable Law, in the case of Pledged Equity Interests.  All necessary recordings and filings have been recorded or filed or arrangements have been made for such recordings and filings, such that the Liens created by this Agreement constitute or will constitute perfected Liens on the Collateral, subject only to applicable Permitted Liens, in the case of Collateral other than the Pledged Equity Interests, and Permitted Liens arising pursuant to Applicable Law, in the case of Pledged Equity Interests.

2.02Names, Etc.  The full and correct legal name, type of organization, jurisdiction of organization, organizational ID number (if applicable) and mailing address of each Grantor as of the date hereof are correctly set forth in Annex 1.  Said Annex 1 correctly specifies (a) the place of business of each Grantor or, if such Grantor has more than one place of business, the location of the chief executive office of such Grantor, (b) each location where Goods (including Equipment) of any Grantor are located (other than Vehicles constituting Equipment and Goods in transit), and (c) each location where any financing statement naming any Grantor as debtor are currently on file.

2.03Changes in Circumstances.  No Grantor has (a) within the period of four months prior to the date this representation is made, changed its location (as determined pursuant to Section 9-307 of the NYUCC), (b) except as specified in Annex 1, heretofore changed its name, or (c) except as specified in Annex 3, heretofore become a “new debtor” (as defined in Section 9-102(a)(56) of the NYUCC) with respect to a currently effective security agreement previously entered into by any other Person.

2.04Pledged Equity Interests.

(a)All of the Securities that are pledged by such Grantor hereunder constitute a “security” under Section 8-103 of the NYUCC and a Certificated Security.  Each Grantor has delivered all Certificated Securities constituting Collateral held by such Grantor to the Collateral Agent, together with duly executed undated blank stock powers, or other equivalent instruments of transfer reasonably acceptable to the Collateral Agent.

(b)The Pledged Equity Interests pledged by such Grantor hereunder constitute all of the issued and outstanding shares, membership interests or other equity interests of all classes of Capital Stock of each relevant issuer owned by such Grantor.

(c)Such Grantor has the full power and authority to pledge all of the Pledged Equity Interests pledged by it pursuant to this Agreement.

(d)All the shares of the Pledged Equity Interests have been duly and validly issued and are fully paid and nonassessable.  There are no outstanding warrants, options or other rights or agreements to purchase or that require the issuance or sale of, or property that is now or hereafter convertible into, any of the Pledged Equity Interests.

(e)Each Operating Agreement contains the entire agreement between the parties thereto with respect to the subject matter thereof and is in full force and effect in accordance with its terms.  There exists no material violation or default by any Grantor under any Operating Agreement to which it is a party.  None of the Grantors has knowingly waived or released any of its material rights under or otherwise consented to a material departure from the terms and provisions of any Operating Agreement to which it is a party.

2.05Commercial Tort Claims.  Annex 4 sets forth a complete and correct list of all known Commercial Tort Claims, the value of which is in excess of $500,000, of the Grantors.

2.06Vehicles.  Annex 5 sets forth a complete and correct list of all Vehicles owned by such Grantor with a value in excess of $75,000 individually.

Section 3.Collateral.

3.01To secure the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) in cash and performance in full of the Secured Obligations, each Grantor does hereby collaterally assign, grant and pledge to the Collateral Agent, for the ratable benefit of the Collateral Agent and each other Secured Party, a security interest in all of such Grantor’s right, title and interest in, to and under all assets of such Grantor, whether now owned or hereafter existing or acquired, including a security interest in all the right, title and interest of such Grantor in, to and under the following (all of the property described in this Section 3 being collectively referred to herein as “Collateral”):

(a)all Documents;

(b)all Equipment;

(c)all Fixtures;

(d)all Goods not covered by the other clauses of this Section 3;

(e)all Intellectual Property;

(f)all Inventory;

(g)all Commercial Tort Claims arising out of the events described in Annex 4;

(h)all agreements, contracts and documents, including each Material Agreement to which such Grantor is a party, as each such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time (collectively, the “Assigned Agreements”), including (i) all rights of such Grantor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) claims of such Grantor for damages arising out of or for breach of or default under the Assigned Agreements and (iv) the right of such Grantor to terminate the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder;

(i)all Pledged Equity Interests;

(j)the following (collectively, the “Account Collateral”):

(i)

the Collateral Accounts and all funds and financial assets from time to time credited thereto (including all cash equivalent investments), and all certificates and instruments, if any, from time to time representing or evidencing the Collateral Accounts;

(ii)

all promissory notes, certificates of deposit, checks and other instruments from time to time delivered to or otherwise possessed by the Collateral Agent for or on behalf of such Grantor in substitution for or in addition to any or all of the then existing Account Collateral; and

(iii)

all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral;

(k)all Accounts, Chattel Paper (including Tangible Chattel Paper and Electronic Chattel Paper), Instruments, Deposit Accounts, Letter-of-Credit Rights, General Intangibles (including Payment Intangibles) and other obligations of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance, and all rights now or hereafter existing in and to all supporting obligations and in and to all security agreements, mortgages, Liens, leases, letters of credit and other contracts securing or otherwise relating to the foregoing property (any and all of such accounts, chattel paper, instruments, deposit accounts, letter-of-credit rights, general intangibles and other obligations being the “Receivables”, and any and all such supporting obligations, security agreements, mortgages, Liens, leases, letters of credit and other contracts being the “Related Contracts”);

(l)all Investment Property in which the Grantors have now, or acquire from time to time hereafter, any right, title or interest in any manner, and the certificates or instruments, if any, representing or evidencing such Investment Property, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such investment property and all warrants, rights or options issued thereon or with respect thereto;

(m)all Vehicles;

(n)all other tangible and intangible personal property whatsoever of such Grantor; and

(o)all Proceeds of the foregoing, all Accessions to and substitutions and replacements for, any of the foregoing, and all offspring, rents, profits and products of any of the foregoing, and, to the extent related to any of the foregoing, all books, correspondence, credit files, records, invoices and other papers (including all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Grantor or any computer bureau or service company from time to time acting for such Grantor).

Notwithstanding any of the other provisions set forth in this Section 3 or any other Financing Document to the contrary, this Agreement shall not, at any time, constitute a grant of a Lien on any property or other asset of the Grantors that is an Excluded Asset, and no property or other asset of the Grantors that is an Excluded Asset shall be deemed to be Collateral for any purpose hereunder or under any other Financing Document.

Section 4.Letter-of-Credit Rights.

4.01Each Grantor by granting a security interest in its Receivables consisting of Letter-of-Credit Rights to the Collateral Agent, intends to (and hereby does) assign to the Collateral Agent its rights (including its contingent rights) to the proceeds of all Related Contracts consisting of letters of credit of which it is or hereafter becomes a beneficiary or assignee.

4.02During the period that an Event of Default shall have occurred and is continuing, each Grantor will, promptly upon written request by the Collateral Agent (a) notify (and such Grantor hereby authorizes the Collateral Agent to notify) the issuer and each nominated person with respect to each of the Related Contracts consisting of letters of credit that the proceeds thereof have been assigned to the Collateral Agent hereunder and any payments due or to become due in respect thereof are to be made directly to the Collateral Agent or its designee and (b) arrange for the Collateral Agent to become the transferee beneficiary of such letter of credit.

Section 5.Vehicles.

5.01No Vehicle shall be located in any state other than the state that issued its certificate of title for a period of time during which another state would require that such vehicle be titled in such other state unless the applicable Grantor shall have procured a new title in such other state with such new title evidencing the first lien of the Collateral Agent.

5.02If any Grantor shall acquire any Vehicle after the date hereof having a value of $75,000 or more individually, such Grantor shall give prompt written notice thereof to the Collateral Agent (and in any event, within fifteen (15) Business Days of the date of such acquisition) and shall supplement Annex 5 to reflect such additional Vehicles.

5.03Within sixty (60) days after the date hereof (as such time period may be extended by the Collateral Agent in its reasonable discretion), and, with respect to any Vehicles acquired by any Grantor subsequent to the date hereof having a value of $75,000 or more individually, within sixty (60) days (as such time period may be extended by the Collateral Agent in its reasonable discretion) after the date such Grantor obtains possession of a completed Vehicle in the condition in which it will be used, each Grantor shall cause all applications for certificates of title or ownership indicating the Collateral Agent’s first priority security interest in the Vehicle covered by such certificate, and any other necessary documentation, to be filed in each office in each jurisdiction necessary, or which the Agent shall deem advisable, to perfect its security interests in the Vehicles.

Section 6.Collateral Access Agreement.  On or following the Second Funding Date, the Grantors shall use commercially reasonable efforts to obtain a Waiver and Consent Agreement or, if requested by the Collateral Agent, a subordination, non-disturbance, and attornment agreement in form and substance reasonably acceptable to the Collateral Agent, in favor of the Collateral Agent from the lessor of each leased property (located within the United States), mortgagee of owned property or bailee or consignee with respect to any warehouse where Collateral with an aggregate value in excess of $500,000 is stored or located.

Section 7.Further Assurances; Voting Rights; Remedies. In furtherance of the grant of the security interest pursuant to Section 3, the Grantors hereby agree with the Collateral Agent as follows:

7.01Delivery and Other Perfection.  Each Grantor shall promptly from time to time give, execute, deliver, file, record, authorize or obtain all such financing statements, continuation statements, notices, instruments, documents, agreements or consents or other papers as may be necessary or appropriate in the reasonable judgment of the Collateral Agent to create, preserve, perfect, maintain the perfection of or validate the security interest granted pursuant hereto or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to such security interest, and without limiting the foregoing, shall:

(a)if any of the Investment Property or Financial Assets constituting part of the Collateral is or shall become evidenced or represented by any certificates or instruments, forthwith (x) deliver to the Collateral Agent the certificates or instruments representing or evidencing the same, duly endorsed in blank or accompanied by such instruments of assignment and transfer in such form and substance as the Collateral Agent may reasonably request, all of which thereafter shall be held by the Collateral Agent, pursuant to the terms of this Agreement, as part of the Collateral and (y) take such other action as the Collateral Agent may reasonably deem necessary or appropriate to duly record or otherwise perfect the security interest created hereunder in such Collateral;

(b)promptly from time to time, deliver to the Collateral Agent any and all Instruments having a face amount in excess of $500,000 constituting part of the Collateral, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Collateral Agent may reasonably request; provided, that unless an Event of Default shall have occurred and be continuing, each Grantor may retain for collection in the ordinary course any Instruments received by such Grantor in the ordinary course of business and the Collateral Agent shall, promptly upon written request of such Grantor, make appropriate arrangements for making any Instrument delivered to Collateral Agent available to such Grantor for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent requested by the Collateral Agent, against trust receipt or like document);

(c)other than with respect to the Pledged Equity Interests, from and after the Account Establishment Date, promptly from time to time, enter into such control agreements, each in form and substance reasonably acceptable to the Collateral Agent, as may be required to perfect the security interest created hereby in any and all Deposit Accounts, Securities Accounts, Investment Property, Electronic Chattel Paper and Letter-of-Credit Rights, and will promptly furnish to the Collateral Agent true copies thereof;

(d)upon the request of the Collateral Agent, execute and deliver such short-form security agreements as the Collateral Agent may reasonably deem necessary or appropriate to protect the interests of the Collateral Agent in respect of that portion of the Collateral consisting of Intellectual Property;

(e)with respect to any Commercial Tort Claim, the value of which is in excess of $500,000, that any Grantor may hereafter hold, such Grantor shall promptly grant to Collateral Agent for the benefit of the Secured Parties a security interest (subject to Permitted Liens) therein and the proceeds thereof (and such Grantor shall provide the Collateral Agent with a supplement to Annex 4 to reflect such additional commercial tort claims);

(f)at all times cause the Pledged Equity Interests owned by each Grantor to be Certificated Securities;

(g)upon obtaining any additional Pledged Equity Interests, including, without limitation, any additional equity interest in any Grantor issued in respect of any new equity investment or other consideration of any kind from any Grantor, or any additional or substitute certificates or any other equity interests, whether as an addition to, in substitution for or exchange for any Pledged Equity Interests, hold such Pledged Equity Interests in trust for the Collateral Agent, segregate such Pledged Equity Interests from other property or funds of such Grantor, and promptly (and in any event, within fifteen (15) days) deliver to the Collateral Agent the certificates or instruments evidencing such additional Pledged Equity Interests, which shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment, where applicable, in blank, all in form and substance reasonably satisfactory to the Collateral Agent;

(h)keep full and accurate books and records relating to the Collateral as required by the Financing Documents, and stamp or otherwise mark such books and records in such manner as the Collateral Agent may reasonably require in writing in order to reflect the security interests granted by this Agreement; and

(i)permit representatives of the Collateral Agent, as may be directed by the Secured Parties, to inspect its books and records pertaining to the Collateral, in accordance with Section 5.08 of the Credit Agreement.

7.02Other Financing Statements or Control.  Without the prior written consent of the Collateral Agent, the Grantors shall not (a) file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to any of the Collateral in which the Collateral Agent is not named as the sole secured party except in connection with Permitted Liens and precautionary filings that do not perfect a security interest or (b) cause or permit any Person other than the Collateral Agent to have “Control” (as defined in Section 9-104, 9-105, 9-106 or 9-107 of the NYUCC) of any Deposit Account, Electronic Chattel Paper, Investment Property or Letter-of-Credit Right constituting part of the Collateral (except to the extent of Permitted Liens).

7.03Preservation of Rights.  The Collateral Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

7.04Chattel Paper.  Each Grantor will (i) deliver to the Collateral Agent each original of each item of Chattel Paper having a face amount in excess of $500,000 at any time constituting part of the Collateral, and (ii) cause each such original and each copy thereof to bear a conspicuous legend, in form and substance reasonably satisfactory to the Collateral Agent, indicating that such Chattel Paper is subject to the security interest granted hereby and that purchase of such Chattel Paper by a Person other than the Collateral Agent without the consent of the Collateral Agent would violate the rights of the Collateral Agent.

7.05Adverse Claims.  Each Grantor shall use commercially reasonable efforts to defend, at its own cost and expense, such Grantor’s title and the existence, perfection and priority of the Collateral Agent’s (for the benefit of the Secured Parties) security interests in the Collateral against all adverse claims (other than any Permitted Liens).

7.06Distributions, Voting Rights, Etc.

(a)Distributions and Voting Rights Prior to Event of Default.  Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have provided notice as provided in Section 7.06(b), each Grantor shall be entitled to (i) receive and retain, and to utilize free and clear of the Lien of this Agreement, any and all cash and other distributions paid in respect of its Pledged Equity Interests; provided, that such distributions are permitted by, and are made in accordance with, the terms of the Financing Documents, and (ii) exercise any and all voting and other consensual rights pertaining to its Pledged Equity Interests or any part thereof for any purpose not inconsistent with the terms of this Agreement.

(b)Distributions and Voting Rights After Event of Default.  During the period that an Event of Default shall have occurred and is continuing, the Collateral Agent may provide any Grantor with written notice prohibiting such Grantor from exercising the rights and powers of a holder of the Pledged Equity Interests, at which time (and until such time that such Event of Default has been cured or waived) all such rights and powers of such Grantor shall cease immediately, and the Collateral Agent shall thereupon have the right to exercise any and all rights and powers, including voting rights, and enforce any and all remedies available to the Collateral Agent, on behalf of the Secured Parties related to the Pledged Equity Interests, including foreclosure thereof, pursuant to this Agreement, all without liability except to account for property actually received by it or any loss resulting from its fraud, gross negligence or willful misconduct.

In order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all distributions which it may be entitled to receive hereunder, (A) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all such proxies and other instruments the Collateral Agent may from time to time reasonably request in writing (in each case, the rights granted under which shall only be effective during the period that an Event of Default has occurred and is continuing and shall terminate only at such time as such Event of Default is cured or waived), and (B) without limiting the effect of clause (A) above, each Grantor grants to the Collateral Agent an irrevocable proxy to vote its Pledged Equity Interests and to exercise all other rights, powers, privileges and remedies to which a holder of such Pledged Equity Interests would be entitled (including giving or withholding written consents of members or other holders of equity interests, calling special meetings of members or other holders of equity interests and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any such Pledged Equity Interests on the record books of the applicable Loan Party) by any other Person (including the Loan Parties or any officer or agent thereof), during the period that an Event of Default has occurred and is continuing and which proxy shall terminate only at such time as such Event of Default is cured or waived.

7.07Remedies.

(a)Rights and Remedies Generally upon Event of Default.  If an Event of Default shall have occurred and is continuing, the Collateral Agent for the benefit of the Secured Parties shall have all of the rights and remedies with respect to the Collateral of a secured party under the NYUCC and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including the right, to the fullest extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Collateral Agent were the sole and absolute owner thereof (and the Grantors agree to take all such action as may be appropriate to give effect to such right); and without limiting the foregoing:

(i)	the Collateral Agent in its discretion may, in its name or in the name of any Grantor or otherwise, demand, sue for, collect or receive any money or other property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so;
(ii)

the Collateral Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

(iii)

the Collateral Agent may require any Grantor to notify (and each Grantor hereby authorizes the Collateral Agent so to notify) each account debtor in respect of any Account, Chattel Paper or General Intangible, and each obligor on any Instrument, constituting part of the Collateral that such Collateral has been assigned to the Collateral Agent hereunder, and to instruct that any payments due or to become due in respect of such Collateral shall be made directly to the Collateral Agent or as it may direct (and if any such payments, or any other Proceeds of Collateral, are received by any Grantor they shall be held in trust by such Grantor for the benefit of the Collateral Agent and as promptly as possible remitted or delivered to the Collateral Agent for application as provided herein);

(iv)

subject to the requirements of the Material Agreements, the Collateral Agent may require the Grantors to assemble the Collateral (not otherwise in the possession of the Collateral Agent) at such place or places, reasonably convenient to the Collateral Agent and the Grantors, as the Collateral Agent may direct;

(v)	the Collateral Agent may apply the Collateral Accounts and any money or other property therein to payment of the Secured Obligations; and
(vi)

the Collateral Agent may sell, lease, assign or otherwise dispose of all or any part of the Collateral, at such place or places as the Collateral Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required by applicable statute and cannot be waived), and the Collateral Agent or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Grantors, any such demand, notice and right or equity being hereby expressly waived and released.  The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned; and

(vii)

the Collateral Agent in its discretion may, in its name or in the name of any Grantor or otherwise, cure any default or event of default under any Assigned Agreement, but shall be under no obligation to do so.

The Proceeds of each collection, sale or other disposition under this Section 7.07 shall be applied in accordance with Section 7.11.

(b)Certain Securities Act Limitations.  The Grantors recognize that, by reason of certain prohibitions contained in the Securities Act of 1933, and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof.  The Grantors acknowledge that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and agrees that such private sales shall not solely by reason thereof be deemed not to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for public sale.

(c)Notice.  The Grantors agree that to the extent the Collateral Agent is required by Applicable Law to give reasonable prior notice of any sale or other disposition of any Collateral, ten (10) Business Days’ notice shall be deemed to constitute reasonable prior notice.

7.08Deficiency.  If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 7.07 are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Grantors shall remain liable for any deficiency.

7.09Locations; Names, Etc.  Without at least thirty (30) days’ prior written notice to the Collateral Agent (and in the case of clause (iii) below, delivery to the Collateral Agent of a supplement to Annex 1 showing any additional location at which Goods (including Equipment) are kept), no Grantor shall (i) change its location (as determined pursuant to Section 9-307 of the NYUCC), (ii) change its name from the name shown as its current legal name on Annex 1, (iii) permit any of the Goods (including Equipment) of such Grantor with a value in excess of $500,000 to be kept at a location other than those listed on Annex 1 or (iv) agree to or authorize any modification of the terms of any item of Collateral if the effect thereof would be to result in a loss of perfection of, or diminution of priority for, the security interests created hereunder in such item of Collateral, or the loss of control (within the meaning of Section 9-104, 9-105, 9-106 or 9-107 of the NYUCC) over such item of Collateral.  Annex 1 sets forth the location of Goods

(including Equipment) as of the date of this Agreement.  At the end of each fiscal quarter, each Grantor will provide a supplement to Annex 1 to reflect any changes that have occurred in the location of any such Goods (including Equipment).

7.10Private Sale.

(a)The Collateral Agent shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 7.07 conducted in a commercially reasonable manner.  The Grantors hereby waive, to the maximum extent permitted under Applicable Law, any claims against the Collateral Agent arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale, if conducted in a commercially reasonable manner, was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

(b)Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Equity Interests, to limit purchasers to those who will agree, among other things, to acquire the Pledged Equity Interests for their own account, for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, and agrees that such private sales shall not solely by reason thereof be deemed not to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Equity Interests for the period of time necessary to permit the issuer thereof to register it for public sale.

7.11Application of Proceeds.  Except as otherwise herein expressly provided, the Proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any cash at the time held by the Collateral Agent under Section 3 or this Section 7, shall be applied by the Collateral Agent in accordance with Section 7.02 of the Credit Agreement.

7.12Attorney-in-Fact.  During the period that an Event of Default shall have occurred and is continuing, the Collateral Agent is hereby appointed the attorney-in-fact of the Grantors for the purpose of carrying out the provisions of this Section 7 and taking any action and executing any instruments that the Secured Parties may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest.  Without limiting the generality of the foregoing, so long as the Collateral Agent shall be entitled under this Section 7 to make collections in respect of the Collateral, the Collateral Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of the Grantors representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

7.13Perfection and Recordation.  Each Grantor authorizes the Collateral Agent to file Uniform Commercial Code financing statements describing the Collateral as “all assets” or “all personal property and fixtures” of such Grantor (provided that no such description shall be deemed to modify the description of Collateral set forth in Section 3).

7.14Termination.

(a)On the Discharge Date, this Agreement shall terminate, and the Collateral Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Grantors.  The Collateral Agent shall also, at the expense of the Grantors, execute and deliver to the Grantors upon such termination, such Uniform Commercial Code termination statements and such other documentation as shall be reasonably requested by the Grantors to effect the termination and release of the Liens on the Collateral as required by this Section 7.14.

(b)The Collateral Agent shall release any Lien covering any asset that has been disposed of in accordance with the provisions of the Credit Agreement (including (i) any asset that has been transferred by any Grantor to any Excluded Project Company or (ii) transferred by any Grantor to any third party (that is not a Grantor) in the ordinary course of business, in each case of clause (i) and (ii), that are permitted by the Credit Agreement) including the execution and delivery of such documents and other instruments as reasonably requested by the Grantors to effect such release.

(c)Notwithstanding the foregoing, upon the occurrence of the Second Funding Date, the security interest created hereby in the Intellectual Property of each Grantor other than the Covered Project Companies shall be automatically released and all security interests of the Collateral Agent and the Secured Parties with respect thereto shall terminate and the Collateral Agent shall execute and deliver to such Grantors such release documentation as shall be reasonably requested by such Grantors to effect the termination and release of such Liens.

(d)Further, upon (i) any Restricted Project Company or Covered Project Company becoming an Excluded Project Company in accordance with the terms of the Credit Agreement or (ii) the occurrence of any transaction or event permitted under the Credit Agreement that results in any Restricted Project Company or Covered Project Company ceasing to be a Subsidiary of the Borrower, each of (i) the security interest created hereby in the assets of such former Restricted Project Company or former Covered Project Company, and (y) the security interest created hereby in any Capital Stock issued by such former Restricted Project Company or former Covered Project Company, shall, in each case, be automatically released and all security interests of the Collateral Agent and the Secured Parties with respect thereto shall terminate and the Collateral Agent shall execute and deliver to such Grantors such release documentation as shall be reasonably requested by such Grantors to effect the termination and release of the Liens granted hereunder in the assets of, and Capital Stock issued by, such former Restricted Project Company or former Covered Project Company.

7.15Further Assurances.  The Grantors agree that, from time to time upon the written request of the Collateral Agent, the Grantors will execute and deliver such further documents and do such other acts and things as the Collateral Agent may reasonably request in order to fully effect the purposes of this Agreement.

Section 8.Miscellaneous.

8.01Notices.  All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing, and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand or, in the case of notice given by certified or registered mail, private courier or overnight delivery service, when received, addressed as follows, or to such other address as may be hereafter notified in accordance with this Section 8.01 by the respective parties hereto:

if to the Borrower or any other Grantor:

FuelCell Energy, Inc.
3 Great Pasture Road
Danbury, CT 06810
Attention:  Jason Few
Email:        jfew@fce.com

With a copy which shall not constitute notice to:

FuelCell Energy, Inc.
3 Great Pasture Road
Danbury, CT 06810
Attention:  Jennifer Arasimowicz, General Counsel
Email:        jarasimowicz@fce.com

if to the Collateral Agent:

Orion Energy Partners Investment Agent, LLC

350 5th Ave #6740

New York, NY 10118

Attention:     Gerrit Nicholas; Rui Viana; Mark Friedland; Timothy Mister; Sue Yang

Email:          Gerrit@OrionEnergyPartners.com; Rui@OrionEnergyPartners.com; Mark@OrionEnergyPartners.com; Timothy@OrionEnergyPartners.com; Sue@OrionEnergyPartners.com

Notwithstanding anything to the contrary contained herein, each such notice, instruction, direction, request or other communication so given shall be effective only upon actual receipt.

8.02No Waiver.  No failure or delay on the part of Collateral Agent in exercising any right, power or privilege hereunder or under any other Financing Document and no course of dealing between any Grantor, on the one hand, and Collateral Agent on the other hand, shall impair any such right, power or privilege or operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Financing Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder.  The rights, powers and remedies herein or in any other Financing Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which any party thereto would otherwise have.  No notice to or demand on any Grantor in any case shall entitle such Grantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Collateral Agent to any other or further action in any circumstances without notice or demand.

8.03Expenses.  The Grantors agree to pay or to reimburse the Collateral Agent for all reasonable documented out-of-pocket costs and expenses (including reasonable attorney’s fees and expenses) that may be incurred by the Collateral Agent in accordance with this Agreement in any effort to enforce any of the obligations of the Grantors in respect of the Collateral or in connection with (a) the preservation of the Liens on, or the rights of the Collateral Agent to the Collateral pursuant to this Agreement, (b) performance by the Collateral Agent of any obligations of the Grantors in respect of the Collateral that the Grantors have failed or refused to perform, or (c) any actual or attempted sale, lease, disposition, exchange, collection, compromise, settlement or other realization in respect of, or care of, the Collateral, including all such reasonable out-of-pocket costs and expenses (and reasonable attorney’s fees and expenses) incurred in any bankruptcy, reorganization, workout or other similar proceeding, and, until paid all such costs, shall be Secured Obligations entitled to the benefit of the collateral security provided by this Agreement.

8.04Amendments, Etc.  Any term, covenant, agreement or condition of this Agreement may be amended or waived only by an instrument in writing signed by the Grantors and the Collateral Agent; provided, however, that:

(a)only the Collateral Agent may waive any of its rights under any provision of this Agreement, and no consent to any departure by the Grantors therefrom shall be effective unless in writing signed by the Collateral Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given;

(b)in addition to the Grantors, any amendment or waiver which amends or waives this Section 8.04 must be in writing and signed by the Collateral Agent; and

(c)solely for the purposes of making the representations and warranties set forth in Section 2, each Grantor may, prior to the making of any such representation and warranty, amend, modify or supplement the Annexes hereto as provided in Section 2 upon providing written notice and a description of such amendment, modification or supplement to the Collateral Agent (without the consent of any Secured Party).

8.05Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of any of the Grantors and the Collateral Agent; provided that no Grantor shall assign or transfer their respective rights or obligations hereunder without the prior written consent of the Collateral Agent.

8.06Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

8.07Governing Law; Submission to Jurisdiction; Etc.

(a)Governing Law.  This Agreement shall be governed by and construed in accordance with the law of the State of New York.

(b)Incorporation by Reference.  Section 10.09(b) (Submission to Jurisdiction), Section 10.09(c) (Waiver of Venue), Section 10.09(d) (Rights of the Secured Parties), Section 10.09(e) (Waiver of Jury Trial), Section 10.09(f) (Service of Process) and Section 10.09(g) (Waiver of Immunity) of the Credit Agreement and related definitions are hereby incorporated by reference mutatis mutandis.

8.08Joinders.  The Grantors shall cause each of their respective Subsidiaries (other than any Foreign Subsidiary or Excluded Project Company) to be a party to this Agreement as a Grantor hereunder.  Accordingly, the Grantors shall cause each of their respective Subsidiaries (other than any Foreign Subsidiary or Excluded Project Company) that are not then a party to this Agreement as a Grantor hereunder, including any and all Subsidiaries of the Grantors that are organized, formed, created or acquired after the date hereof (other than any Foreign Subsidiary or Excluded Project Company), to become a party hereto as a Grantor hereunder by executing a supplement or joinder hereto, in substantially the form of Exhibit B hereto (a “Joinder Supplement”), and the execution and delivery thereof shall not require the consent of any Grantor hereunder.  The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement or the execution or delivery of any Joinder Supplement.

8.09Agents and Attorneys-in-Fact.  The Collateral Agent may employ agents and attorneys-in-fact in connection herewith.

8.10Headings.  The headings of Sections and Annexes have been included herein for convenience of reference only, are not part of this Agreement, and shall not be taken into consideration in interpreting this Agreement.

8.11Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

8.12Entire Agreement.  This Agreement and the other Financing Documents to which any Grantor is party constitute the entire contract between and among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

FUELCELL ENERGY, INC., as Grantor
By:	/s/ Jason B. Few
Name:	Jason B. Few
Title:	President, Chief Executive Officer and Chief Commercial Officer

FUELCELL ENERGY FINANCE II, LLC, as Grantor

By:	FuelCell Energy, Inc.
Its:	Sole Member

By:	/s/ Jason B. Few
Name:	Jason B. Few
Title:	President, Chief Executive Officer and Chief Commercial Officer

BAKERSFIELD FUEL CELL, LLC, as Grantor

By:	FUELCELL ENERGY FINANCE II, LLC
Its:	Sole Member

By:	FuelCell Energy, Inc.
Its:	Sole Member

By:	/s/ Jason B. Few

Name:	Jason B. Few
Title:	President, Chief Executive Officer and Chief Commercial Officer

Signature Page to Pledge and Security Agreement

36055177v5

CENTRAL CA FUEL CELL 2, LLC, as Grantor

By:	FUELCELL ENERGY FINANCE II, LLC
Its:	Sole Member

By:	FuelCell Energy, Inc.
Its:	Sole Member

By:	/s/ Jason B. Few
Name:	Jason B. Few
Title:	President, Chief Executive Officer and Chief Commercial Officer

YAPHANK FUEL CELL PARK, LLC, as Grantor

By:	FUELCELL ENERGY FINANCE II, LLC
Its:	Sole Member

By:	FuelCell Energy, Inc.
Its:	Sole Member

By:	/s/ Jason B. Few
Name:	Jason B. Few
Title:	President, Chief Executive Officer and Chief Commercial Officer

Signature Page to Pledge and Security Agreement

36055177v5

LONG BEACH TRIGEN, LLC, as Grantor

By:	FUELCELL ENERGY FINANCE II, LLC
Its:	Sole Member

By:	FuelCell Energy, Inc.
Its:	Sole Member

By:	/s/ Jason B. Few
Name:	Jason B. Few
Title:	President, Chief Executive Officer and Chief Commercial Officer

SAN BERNARDINO FUEL CELL, LLC, as Grantor

By:	FUELCELL ENERGY FINANCE II, LLC
Its:	Sole Member

By:	FuelCell Energy, Inc.
Its:	Sole Member

By:	/s/ Jason B. Few
Name:	Jason B. Few
Title:	President, Chief Executive Officer and Chief Commercial Officer

MONTVILLE FUEL CELL PARK, LLC, as Grantor

By:	FUELCELL ENERGY FINANCE II, LLC
Its:	Sole Member

By:	FuelCell Energy, Inc.
Its:	Sole Member

By:	/s/ Jason B. Few
Name:	Jason B. Few
Title:	President, Chief Executive Officer and Chief Commercial Officer

Signature Page to Pledge and Security Agreement

36055177v5

EASTERN CONNECTICUT FUEL CELL PROPERTIES, LLC, as Grantor

By:	FUELCELL ENERGY FINANCE II, LLC
Its:	Sole Member

By:	FuelCell Energy, Inc.
Its:	Sole Member

By:	/s/ Jason B. Few
Name:	Jason B. Few
Title:	President, Chief Executive Officer and Chief Commercial Officer

CR FUEL CELL, LLC, as Grantor

By:	FUELCELL ENERGY FINANCE II, LLC
Its:	Sole Member

By:	FuelCell Energy, Inc.
Its:	Sole Member

By:	/s/ Jason B. Few
Name:	Jason B. Few
Title:	President, Chief Executive Officer and Chief Commercial Officer

BRT FUEL CELL, LLC, as Grantor

By:	FUELCELL ENERGY FINANCE II, LLC
Its:	Sole Member

By:	FuelCell Energy, Inc.
Its:	Sole Member

By:	/s/ Jason B. Few
Name:	Jason B. Few

Signature Page to Pledge and Security Agreement

36055177v5

Title:	President, Chief Executive Officer and Chief Commercial Officer

DERBY FUEL CELL, LLC, as Grantor

By:	FUELCELL ENERGY FINANCE II, LLC
Its:	Sole Member

By:	FuelCell Energy, Inc.
Its:	Sole Member

By:	/s/ Jason B. Few
Name:	Jason B. Few
Title:	President, Chief Executive Officer and Chief Commercial Officer

ORION ENERGY PARTNERS INVESTMENT AGENT, LLC, as Collateral Agent

By:	/s/ Gerritt Nicholas
Name:	Gerritt Nicholas
Title:	Managing Partner

Signature Page to Pledge and Security Agreement

36055177v5

EXHIBIT A – WAIVER AND CONSENT AGREEMENT

[See attached]

36055177v5

RECORDING REQUESTED BY: Greenberg Traurig, LLP AND WHEN RECORDED MAIL TO: Greenberg Traurig, LLP 200 Park Avenue New York, New York 10166
Space above this line for recorder’s use only

LANDLORD WAIVER AND CONSENT AGREEMENT

This LANDLORD WAIVER AND CONSENT AGREEMENT (this “Agreement”) is dated as of __________ ___, 20___ and entered into by [LANDLORD] (“Landlord”), to and for the benefit of ORION ENERGY PARTNERS INVESTMENT AGENT, LLC, as Collateral Agent for the Secured Parties (in such capacity “Collateral Agent”).

RECITALS:

WHEREAS, [TENANT], [type of person] (“Tenant”), has possession of and occupies all or a portion of the property described on Exhibit A annexed hereto (the “Premises”);

WHEREAS, Tenant’s interest in the Premises arises under the lease agreement (the “Lease”) more particularly described on Exhibit B annexed hereto, pursuant to which Landlord has rights, upon the terms and conditions set forth therein, to take possession of, and otherwise assert control over, the Premises;

WHEREAS, reference is made to that certain Credit Agreement, dated as of October 31, 2019 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which Tenant is required to execute a pledge and security agreement and other collateral documents in relation to the Credit Agreement;

WHEREAS, Tenant’s repayment of the extensions of credit made under the Credit Agreement will be secured, in part, by all inventory of Tenant (including all inventory of Tenant now or hereafter located on the Premises (the “Subject Inventory”) and all equipment used in Tenant’s business (including all equipment of Tenant now or hereafter located on the Premises (the “Subject Equipment”; and, together with the Subject Inventory, the “Collateral”)); and

WHEREAS, Collateral Agent has requested that Landlord execute this Agreement as a condition to the extension of credit to Tenant under the Credit Agreement.

Exhibit A-1

36055177v5

NOW, THEREFORE, in consideration of ten dollars ($10.00) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby represents and warrants to, and covenants and agrees with, Collateral Agent as follows:

1.Landlord hereby (a) waives and releases unto Collateral Agent and its successors and assigns any and all rights granted by or under any present or future laws to levy or distraint for rent or any other charges which may be due to Landlord against the Collateral, and any and all other claims, liens and demands of every kind which it now has or may hereafter have against the Collateral, and (b) agrees that any rights it may have in or to the Collateral, no matter how arising (to the extent not effectively waived pursuant to clause (a) of this paragraph 1), shall be second and subordinate to the rights of Collateral Agent in respect thereof Landlord acknowledges that the Collateral is and will remain personal property and not fixtures even though it may be affixed to or placed on the Premises.

2.Landlord certifies that (a) Landlord is the landlord under the Lease, (b) the Lease is in full force and effect and has not been amended, restated, replaced, modified, or supplemented except as set forth on Exhibit B annexed hereto, (c) to the knowledge of Landlord, there is no defense, offset, claim or counterclaim by or in favor of Landlord against Tenant under the Lease or against the obligations of Landlord under the Lease, (d) no notice of default has been given under or in connection with the Lease which has not been cured, and Landlord has no knowledge of the occurrence of any other default under or in connection with the Lease, and (e) except as disclosed to Collateral Agent, no portion of the Premises is encumbered in any way by any deed of trust or mortgage lien or ground or superior lease.

3.Landlord consents to the installation or placement of the Collateral on the Premises, and Landlord grants to Collateral Agent a license to enter upon and into the Premises to do any or all of the following with respect to the Collateral:  assemble, have appraised, display, remove, maintain, prepare for sale or lease, repair, transfer, or sell (at public or private sale).  In entering upon or into the Premises, Collateral Agent hereby agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, judgments, liabilities, costs and expenses incurred by Landlord caused solely by Collateral Agent’s entering upon or into the Premises and taking any of the foregoing actions with respect to the Collateral.  Such costs shall include any damage to the Premises made by Collateral Agent in severing and/or removing the Collateral therefrom.

4.Landlord agrees that it will not prevent Collateral Agent or its designee from entering upon the Premises at all reasonable times to inspect or remove the Collateral.  In the event that Landlord has the right to, and desires to, obtain possession of the Premises (either through expiration of the Lease or termination thereof due to the default of Tenant thereunder), Landlord will deliver notice (the “Landlord’s Notice”) to Collateral Agent to that effect.  Within the 45 day period after Collateral Agent receives the Landlord’s Notice, Collateral Agent shall have the right, but not the obligation, to cause the Collateral to be removed from the Premises.  During such 45 day period, Landlord will not remove the Collateral from the Premises nor interfere with Collateral Agent’s actions in removing the Collateral from the Premises or Administrative Agent’s actions in otherwise enforcing its security interest in the Collateral.  Notwithstanding anything to the contrary in this paragraph, Collateral Agent shall at no time have any obligation to remove the Collateral from the Premises.

Exhibit A-2

36055177v5

5.Landlord shall send to Collateral Agent a copy of any notice of default under the Lease sent by Landlord to Tenant.  In addition, Landlord shall send to Collateral Agent a copy of any notice received by Landlord of a breach or default under any other lease, mortgage, deed of trust, security agreement or other instrument to which Landlord is a party which may affect Landlord’s rights in, or possession of, the Premises.

6.All notices to Collateral Agent under this Agreement shall be in writing and sent to Collateral Agent at its address set forth on the signature page hereof by facsimile, by United States mail, or by overnight delivery service.

7.The provisions of this Agreement shall continue in effect until Landlord shall have received Collateral Agent’s written certification that all amounts advanced under the Credit Agreement have been paid in full.

8.This Agreement and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of New York, without regard to conflicts of laws principles.

[Remainder of page intentionally left blank]

Exhibit A-3

36055177v5

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the day and year first set forth above.

[LANDLORD]
By:
Name:
Title:

Attention:
Facsimile:

By its acceptance hereof, as of the day and year first set forth above, Collateral Agent agrees to be bound by the provisions hereof.

ORION ENERGY PARTNERS INVESTMENT AGENT, LLC
By:
Name:
Title:

Attention:
Facsimile:

Exhibit A-4

36055177v5

EXHIBIT A TO
LANDLORD WAIVER AND CONSENT

Legal Description of Premises:

Exhibit A-5

36055177v5

EXHIBIT B TO
LANDLORD WAIVER ANS CONSENT

Description of Lease:

Exhibit A-6

36055177v5

EXHIBIT B – JOINDER SUPPLEMENT

[See attached]

Annex 2-1

36055177v5

FORM OF JOINDER SUPPLEMENT

JOINDER SUPPLEMENT, dated as of __________ __, 20__, made by________ (the “Additional Grantor”), in favor of ORION ENERGY PARTNERS INVESTMENT AGENT, LLC, in its capacity as collateral agent for the benefit of the Secured Parties (in such capacity, together with its successors in such capacity, the “Collateral Agent”) in connection with the Credit Agreement referred to below.  All capitalized terms not defined herein shall have the meaning ascribed to them in such Security Agreement referred to below.

W I T N E S S E T H :

WHEREAS, there exists that Credit Agreement, dated October 31, 2019 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), by and among FuelCell Energy, Inc., a Delaware corporation (the “Borrower”), each of the Subsidiaries of the Borrower from time to time party hereto (the “Guarantors”), certain lenders party thereto (the “Lenders”), and Orion Energy Partners Investment Agent, LLC, as the administrative agent and the Collateral Agent;

WHEREAS, in connection with the Credit Agreement, the Borrower, the Guarantors (other than the Additional Grantor) and the Collateral Agent have entered into the Pledge and Security Agreement, dated as of October 31, 2019 (as amended, restated, supplemented, waived and/or otherwise modified from time to time, the “Security Agreement”) in favor of the Collateral Agent for the benefit of the Secured Parties;

WHEREAS, the Credit Agreement and the Security Agreement requires the Additional Grantor to become a party to the Security Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Joinder Supplement in order to become a party to the Security Agreement.

NOW, THEREFORE, IT IS AGREED:

1.  Security Agreement.  By executing and delivering this Joinder Supplement, the Additional Grantor, as provided in Section 8.08 of the Security Agreement, hereby becomes a party to the Security Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder.  The Additional Grantor hereby represents and warrants, to the extent applicable, that each of the representations and warranties contained in Section 2 of the Security Agreement and Article III of the Credit Agreement is true and correct in all material respects on and as of the date hereof (after giving effect to this Joinder Supplement) as if made on and as of such date except to the extent that any representation and warranty relates to an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date (provided that any representation and warranty that is qualified by “materiality” or “Material Adverse Effect” or similar language shall be true and correct in all respects).

Without limiting the foregoing:

Annex 2-2

36055177v5

(a)to secure the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) in cash and performance in full of the Secured Obligations, the Additional Grantor does hereby collaterally assign, grant and pledge to the Collateral Agent, for the ratable benefit of the Collateral Agent and each other Secured Party, a security interest in all of such Additional Grantor’s right, title and interest in, to and under all assets of such Additional Grantor, whether now owned or hereafter existing or acquired, including a security interest in all the right, title and interest of such Additional Grantor in, to and under all of the Collateral of such Additional Grantor set forth in Section 3 of the Security Agreement; and

(b)The information set forth in Annex A hereto is hereby added to the information set forth in Annexes 1 through 5 to the Security Agreement.

2.  GOVERNING LAW.  THIS JOINDER SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Joinder Supplement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

Annex 2-3

36055177v5

ANNEX 1

FILING DETAILS

Name:
Type:
Jurisdiction:
Organizational ID:
Mailing Address:
Chief Executive Office:
Location of Goods:
Location of Financing Statements:

Name:
Type:
Jurisdiction:
Organizational ID:
Mailing Address:
Chief Executive Office:
Location of Goods:
Location of Financing Statements:

Annex 2-4

36055177v5

ANNEX 2

PLEDGED EQUITY INTERESTS

Issuer	Holder	Type of Interest	Percentage Held	Certificate Number

Annex 2-5

36055177v5

ANNEX 3

NEW DEBTOR EVENTS

Annex 3-1

36055177v5

ANNEX 4

LIST OF COMMERCIAL TORT CLAIMS

Annex 4-1

36055177v5

ANNEX 5

VEHICLES

Annex 5-1

36055177v5